UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 28, 2005
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania		19477

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES

Item 8.01.	Other Events.
On November 28, 2005, Advanta Corp. (the “Company” or “Advanta”) announced that it expects its 2006 fiscal year earnings from continuing operations to be between $2.50 and $2.60 per diluted share for Class A and Class B shares combined. The expected results include an estimated $0.10 per combined diluted share expense associated with expensing employee stock options under the new accounting requirement effective January 1, 2006. Earnings from continuing operations before stock option expense are expected to be between $2.60 and $2.70 per combined diluted share. Consistent with prior periods and the Company’s past practice, the earnings per share estimate assumes no gains or losses associated with the Company’s venture capital portfolio as such amounts are based on future market conditions that cannot be reliably forecasted.
Advanta management held a conference call at 9:00 a.m. Eastern time, publicly announced in its press release dated November 18, 2005. The call was broadcast for the public simultaneously over the Internet through www.advanta.com or www.vcall.com. Replays of the call are available on the Vcall site for 30 days from the date of the call.
During the conference call, management discussed the earnings and other financial estimates for 2006. Management indicated that the estimated 2006 earnings are the result of the strategy the Company has been pursuing over the past few years: that of attracting and deepening relationships with high credit quality customers in the robust small business market. Management reviewed certain of the key drivers to the Business Card profit model for 2006, indicating that:
•	Pretax earnings for the business card segment are expected to be between $120 million and $125 million, noting that these amounts include an estimated increase in operating expenses of approximately $5 million associated with expensing employee stock options under the new accounting requirement effective January 1, 2006.

•	Business card net income, as a percent of average owned and managed receivables is expected to increase as compared to 2005.

•	The dollar amount of risk-adjusted revenues is expected to increase as compared to 2005, while risk-adjusted revenues, as a percent of average owned and managed receivables for 2006 are expected to decrease as compared to 2005.

•	Net interest income as a percent of average owned and managed receivables is expected to decline in 2006 as compared to 2005, noting that this reflects the Company’s continuing increase in relationships with high credit quality customers through competitively priced offerings and products, including promotional pricing, and also reflects the current market outlooks for the interest rate environment for 2006.

•	Net credit losses for 2006 are expected to be between 3.9% and 4.4% of average managed receivables, an improvement of 75 to 125 basis points over the 5.15% managed charge-off rate for the three months ended September 30, 2005. Management noted that contributing to the decrease is the expected acceleration of anticipated 2006 charge-offs into 2005, due to the increase in bankruptcy filings prior to the new bankruptcy legislation that became effective

October 17, 2005. Management also noted that consistent with past experience there could be modest month-to-month or quarterly variations in the net credit loss rate.

•	For 2006, operating expenses as a percent of average managed receivables are expected to decrease as compared to 2005, while on a dollar basis the Company expects operating expenses to be relatively flat as compared to 2005 even after including the estimated impact of expensing stock options in 2006. These trends reflect management’s expectation that the Company will continue to benefit from the productivity and efficiency initiatives that it implemented during the second quarter of 2005 and will continue to leverage its infrastructure. Management noted that on a quarter to quarter basis, operating expenses may fluctuate modestly due to the timing of initiatives throughout the year.

•	The Company is anticipating an effective tax rate of 38.5% for 2006, slightly lower than the expected 39% rate for 2005.
Advanta focuses on the small business market and related community, providing funding and support to the nation’s small businesses and business professionals through innovative products and services. Using its direct marketing and information based expertise, Advanta identifies potential customers and provides a high level of service tailored to the unique needs of small businesses. Advanta is one of the nation’s largest issuers (through Advanta Bank Corp.) of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending and direct mail, affinity and relationship marketing. Learn more about Advanta at www.advanta.com.
In addition to historical information, this Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company’s managed net interest income including changes resulting from fluctuations in the volume of receivables and the range and timing of pricing offers to cardholders; (2) competitive pressures; (3) political conditions, social conditions, monetary and fiscal policies and general economic and environmental conditions that affect the level of new account originations, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or receivable balances, including the retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company’s receivables; (8) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators and examinations; (9) the effect of, and changes in, tax laws, rates, regulations and policies; (10) the effect of legal and regulatory developments, including changes in bankruptcy laws and regulations and the ultimate resolution of the industry-related judicial proceedings relating to the legality of certain interchange rates; (11) relationships with customers, significant vendors and business partners; (12) factors affecting the Company’s ability to successfully develop, acquire, produce, test and market products or services, including the ability and cost to obtain intellectual property rights; (13) the amount and cost of financing available to the Company; (14) the ratings on the debt of the Company and its subsidiaries; (15) the effect of changes in accounting policies or practices as may be required by changes in U.S. generally accepted accounting principles; (16) the impact of litigation; (17) the proper design and operation of the Company’s disclosure controls and procedures; and (18) the ability to attract and retain key personnel. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits.

99.1	None.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: November 28, 2005
	By:	/s/ Elizabeth Mai

Elizabeth H. Mai Senior Vice President, Chief Administrative Officer, Secretary and General Counsel